QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Pace Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PACE MEDICAL, INC.

391 Totten Pond Road
Waltham, Massachusetts 02451

Notice of Annual Meeting
of Stockholders to be Held June 3, 2004

        The Annual Meeting of Stockholders of Pace Medical, Inc., a Massachusetts corporation, will be held on Thursday, June 3, 2004, at 9:00 A.M. Eastern Daylight Time, at the Winchester Country Club, 468 Mystic Street, Winchester, Massachusetts, for the following purposes:

  1.
  To fix the number of Directors at three and to elect a Board of Directors for the ensuing year; and

  2.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on April 15, 2004 as the record date for determining the stockholders having the right to receive notice of and to vote at the Annual Meeting.

        The business matters enumerated above are discussed more fully in the accompanying Proxy Statement. If you do not expect to be present at the meeting and wish your shares of Common Stock to be voted, you are requested to sign and mail promptly the enclosed Proxy which is being solicited on behalf of the Board of Directors. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

                      By order of the Board of Directors,

                      DRUSILLA F. HAYS, Clerk

April 23, 2004

PACE MEDICAL, INC.
PROXY STATEMENT
Annual Meeting of Stockholders
June 3, 2004

        This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Pace Medical, Inc. (the "Company") of Proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, June 3, 2004, and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to fix the number of Directors at three and to elect the number of Directors so fixed.

        If a stockholder specifies in his/her Proxy how it is to be voted, it will be voted in accordance with such specification. Any stockholder giving a Proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Any stockholder, who attends the Annual Meeting in person, will not be deemed thereby to revoke his/her Proxy unless such stockholder affirmatively indicates there his/her intention to vote the shares in person.

        Most Pace Medical stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholders of Record.    If your shares are registered directly in your name with Pace Medical's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by Pace Medical. As the stockholder of record, you have the right to grant your voting proxy directly to Pace Medical or to vote in person at the meeting.

  Beneficial Owners.    If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

        The Company's principal executive offices are located at 391 Totten Pond Road, Waltham, Massachusetts 02451. The Company mailed this Proxy Statement and related form of Proxy on or about April 23, 2004 to the holders of record of its shares of Common Stock at the close of business on April 15, 2004.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        The holders of record of shares of Common Stock of the Company at the close of business on April 15, 2004 may vote at the Annual Meeting. On that date, there were outstanding 3,354,870 shares of Common Stock.

        Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. An automated system administered by the Company's transfer agent tabulates all votes cast at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. If a quorum is present, the nominees who receive the greatest number of votes properly cast will be elected as directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

        As of April 15, 2004, the only stockholders known to the Company to be the beneficial owners of more than 5% of the Company's outstanding shares of Common Stock were Ralph E. Hanson, c/o Pace Medical, Inc., 391 Totten Pond Road, Waltham, Massachusetts 02451, who is a nominee for election as a director, and Paul J. LaRaia, M.D. of 45 Ravine Road, Wellesley, Massachusetts 02481, who is the beneficial owner of 331,000 shares of Common Stock or 9.9% of the outstanding Common Stock. The number of shares owned beneficially by Mr. Hanson and the percentage of the outstanding Common Stock represented by such shares is set forth in tabular form under DIRECTORS AND NOMINEES.

ELECTION OF DIRECTORS

        It is the intention of the persons named as Proxies in the accompanying form of Proxy (unless authority to vote therefor is specifically withheld) to fix the number of directors for the ensuing year at three and to vote for the election as directors of the persons named in the following table, all of whom are now directors of the Company, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. In the event, however, that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as Proxies have discretionary authority to vote either for a substitute or to fix the number of directors to be elected at less than three. The Board of Directors has no reason to believe that any of the said persons will be unwilling or unable to serve if elected.

DIRECTORS AND NOMINEES

        Each of the nominees named in the following table has furnished the respective information shown:

Name, Address & Principal Occupation or Employment(1)	Age	Year First Became Director	Number of Shares Beneficially Owned as of April 15, 2003		Percentage of Class
Ralph E. Hanson President, Chief Executive Officer, Treasurer and Chairman of the Company	75	1985	1,053,000	(2)	30.0%
Derrick Ebden Managing Director APC Cardiovascular Ltd. (4)	53	1985	124,000	(3)	3.6%
George F. Harrington President of Boston Equity Management Co., a private investment management firm	67	1986	127,000	(5)	3.7%
Directors and Officers as a Group			1,304,000	(6)	36.1%

(1)
Unless otherwise specified, each individual has had the same principal employment during the past five years as indicated above.

(2)
Includes 100,000 shares of Common Stock which Mr. Hanson has a right to acquire within 60 days pursuant to the exercise of options. Includes 73,000 shares and options to acquire 60,000 shares held by Mr. Hanson's spouse, beneficial ownership of which is disclaimed by Mr. Hanson.

(3)
Includes 50,000 shares of Common Stock which Mr. Ebden has a right to acquire within 60 days pursuant to the exercise of options.

(4)
Mr. Ebden has been Managing Director of APC Cardiovascular Ltd., a distributor of medical devices, since March, 1990. Prior to that time, Mr. Ebden served as the Managing Director of the Company's subsidiary, APC Medical Ltd., and had been a Vice President of the Company since its incorporation. See "Certain Relationships and Related Transactions".

(5)
Includes 50,000 shares of Common Stock which Mr. Harrington has a right to acquire within 60 days pursuant to the exercise of options.

(6)
Includes 260,000 shares of Common Stock which officers and directors have a right to acquire within 60 days pursuant to the exercise of options.

        Mr. Hanson, as beneficial owner of 30% of the outstanding Common Stock of the Company, and as the Company's Chairman of the Board and President, may be deemed a controlling person of the Company under the Securities Exchange Act of 1934.

        The Board of Directors held one meeting during fiscal year 2003, in which all directors participated, and took action by unanimous written consent on three occasions.

        The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders, to the extent practicable. All of the Company's then-incumbent directors attended the Company's Annual Meeting in June, 2003, except for Mr. Ebden.

        The Board of Directors has no standing audit, compensation or nominating committees. The Company does not have an "audit committee financial expert" as that term is defined under the federal securities laws as the Company is not subject to any stock exchange or inter dealer quotation system requiring it to have an audit committee. Because of Messrs. Hanson and Ebden's relationship with the Company, as described elsewhere in this proxy statement, Mr. Harrington is the only director of the Company who would be considered independent.

        While the Company does not have a nominating committee, or a nominating committee charter, the functions normally conducted by a nominating committee are performed by the Company's entire Board. In April, 2004, the Board adopted new guidelines for the nomination of directors. Under the guidelines, the Board of Directors is to identify Board candidates through numerous sources, including recommendations from Directors, executive officers and stockholders of Pace Medical. The Board then evaluates identified Board candidates based on the criteria established by and periodically reviewed by the Board. The Board seeks to identify those individuals most qualified to serve as Board members and will consider many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate's experience with the experience of other Board members, and the candidate's willingness to devote the time and effort required for Board responsibilities. Selected candidates are interviewed by one or more Board members. Pace Medical stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Pace Medical Board of Directors, 391 Totten Pond Road, Waltham, Massachusetts 02451. Assuming that the appropriate information has been timely provided, the Board will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

Shareholder Communications

        Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the board, should be directed to the Clerk of the Company, c/o Pace Medical, Inc., 391 Totten Pond Road, Waltham, Massachusetts 02451, with a request to forward the same to the intended recipient.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the federal securities laws, the Company's directors and executive officers and any other persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission. During the fiscal year ended December 31, 2003, all of these filing requirements were satisfied. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers, and ten percent stockholders, and copies of reports that they have filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

1.     Summary of Annual Compensation

        The table set forth below shows the annual compensation for the three fiscal years ended December 31, 2003 paid by the Company to Ralph E. Hanson, the President and Chief Executive Officer of the Company (the "named executive officer"). No other executive officer received a total annual salary and bonus in excess of $100,000 in any such fiscal year.

SUMMARY COMPENSATION TABLE

					Long Term Compensation Awards
		Annual Compensation
Name and Principal Position				Other Annual Compensation($)	Securities Underlying Options (#)
	Year	Salary($)	Bonus($)
Ralph E. Hanson	2003	139,064	—	—	—
President & Chief	2002	144,412	—	—
Executive Officer	2001	140,063	—	—	100,000

2.     Stock Options

        The table set forth below shows information regarding the value of unexercised stock options held by the named executive officer as of December 31, 2003.

	Aggregate Option Values At Fiscal Year End
	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End (1)
Name
	Exercisable	Unexercisable
Ralph E. Hanson	100,000	0	0

(1)
Represents the fair market value of the Company's Common Stock on December 31, 2003 ($0.29 per share based on the closing quote on such date on the OTC Bulletin Board) minus the exercise price per share, of the exercisable options, multiplied by the number of shares subject to the options.

        Mr. Hanson was not granted any options or other equity based compensation during the fiscal year ended December 31, 2003 and did not exercise any options during such fiscal year.

3.     Employment Contracts

        On June 1, 2001, the Company entered into a three year employment agreement with Mr. Hanson. Under the terms of this agreement, Mr. Hanson agreed to serve as the Company's President and Chief Executive Officer at salary of not less than $139,000 per annum, and the Company agreed that he would be eligible for such fringe benefits as are generally made available by the Company to its employees. In addition, the agreement also imposes upon Mr. Hanson certain confidentiality requirements and certain restrictions regarding his ability to compete with the Company following the termination of his employment.

4.     Director Compensation

        The Company's directors receive no cash compensation in consideration for serving on the Board of Directors. However, in January, 2001, the Company granted to each of George F. Harrington and Derrick Ebden a five year non-qualified stock option to purchase 50,000 shares of Common Stock at an exercise price of $.32 per share, which was determined by the Board of Directors to be the fair market value of the Company's Common Stock on the date of grant.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2003 with respect to shares of Company common stock that may be issued under compensation plans or individual compensation arrangements under which equity securities of the Company are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans (or arrangements) approved by security holders	0	0	0
Equity compensation plans (or arrangements) not approved by security holders (1)	380,000	0.33	0
Total	380,000	0.33	0

(1)
Consists of options to acquire shares of Common Stock, $.01 par value granted to certain members of management and to outside directors in 1999, 2000, 2001 and 2003 pursuant to individual written option agreements, not pursuant to a written plan. In each case, the option was granted at the market price on the date of grant, had a term of five years and was exercisable in full on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 1990 the Company entered into an agreement with APC Cardiovascular Ltd. ("Cardiovascular"), a company in which Derrick Ebden, a Director of the Company, is Managing Director and a principal stockholder, pursuant to which Cardiovascular was appointed the sole distributor of the Company's products outside of North America on normal trade terms. Such agreement does not have a fixed term, but is terminable by either party upon one year's advance written notice. The Company made sales to Cardiovascular of approximately $1,005,087 during 2002 and $1,229,939 during 2003. All such sales were made on normal trade terms.

INDEPENDENT AUDITORS

        The Board of Directors has selected Deloitte & Touche LLP and its UK affiliate as the Company's independent auditors for the current fiscal year. It is not expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting.

        The fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered to the Company for the fiscal year ended December 31, 2002 and 2003 were as follows:

	Fiscal Year 2002	Fiscal Year 2003
Audit Fees (1)	$43,000	$44,500
Tax Fees (2)	6,700	6,900

Total	$49,700	$51,400

(1)
Audit Fees—Audit fees billed to the Company by Deloitte & Touche for auditing the Company's annual financial statements and reviewing the financial statements included in the Company's Quarterly Reports on Form 10-QSB.

(2)
Tax Fees—Tax fees billed to the Company by Deloitte & Touche include fees related to tax compliance and review regarding the accounting treatment of various tax matters.

Pre-Approval Policy of Audit and Non-Audit Services of Independent Auditors

        The Board of Directors' policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Board of Directors may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent auditors and management are required to periodically report to the Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

ANNUAL REPORT

        The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2003, including financial statements and the opinion of Deloitte & Touche LLP thereon, is being mailed herewith to each of the Company's stockholders of record at the close of business on April 15, 2004.

PROPOSALS OF STOCKHOLDERS

        Proposals of stockholders intended to be presented at the next annual meeting of the Company must be received by the Company at its principal executive offices by December 26, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

OTHER MATTERS

        The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies with respect to any such business in accordance with their best judgment.

        The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                      By order of the Board of Directors,

                      DRUSILLA F. HAYS, Clerk

April 23, 2004

PACE MEDICAL, INC.
ANNUAL MEETING OF STOCKHOLDERS—JUNE 3, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

        The undersigned stockholder in Pace Medical, Inc. hereby appoints Ralph E. Hanson and George F. Harrington, and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Pace Medical, Inc. to be held at 9:00 A.M., Thursday, June 3, 2004, at the Winchester Country Club, 468 Mystic Street, Winchester, Massachusetts, and at any adjournments thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, AND, IN THE BEST JUDGMENT OF THE PROXIES, UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE.)

SEE REVERSE SIDE

☒	Please mark votes as in this example.
1.	To fix the size of the Board at three and to elect the nominees named in the Proxy Statement.
	Nominees:	Ralph E. Hanson, George F. Harrington and Derrick Ebden
		☐ For	☐ Withheld
☐
For, except vote withheld from the following nominee(s)
2.	To vote and act upon any other business which may properly come before the Meeting or any adjournments thereof.
		☐ For	☐ Against	☐ Abstain
Signature(s):	Date:

Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

VOTING SECURITIES AND PRINCIPAL HOLDERS
ELECTION OF DIRECTORS
DIRECTORS AND NOMINEES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Equity Compensation Plan Information
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
ANNUAL REPORT
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS